UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2010

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34172	98-0589183
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Else-Kroener-Strasse 1 61352 Bad Homburg v.d.H. Germany
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +49 (6172) 608 0

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 27, 2010, Fresenius Kabi Pharmaceuticals Holding’s parent, Fresenius SE, issued a press release regarding first half 2010 net earnings and its updated forecast for full year 2010 net earnings and disclosing several matters related thereto.

In the press release, Fresenius SE announced that higher-than-expected earnings for the Fresenius Group for the first half of 2010 were mainly supported by Fresenius Kabi especially the North America region, which includes Fresenius Kabi Pharmaceuticals Holding. Higher-than-expected performance was driven by new product launches and strong demand due to drug shortages. Fresenius Kabi expects to achieve attractive growth in the second half of 2010, albeit more in line with initial 2010 guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICAL HOLDINGS, INC.

By: /s/ RICHARD J. TAJAK
Richard J. Tajak
Chief Financial Officer

Date: July 27, 2010